Exhibit 99.1
Triple-S Management Corporation
1441 F.D. Roosevelt Ave.
San Juan, PR 00920
www.triplesmanagement.com

FOR FURTHER INFORMATION:

AT THE COMPANY:	INVESTOR RELATIONS:
Juan José Román-Jiménez	Kathy Waller
EVP and Chief Financial Officer	AllWays Communicate, LLC
(787) 749-4949	(312) 543-6708

Triple-S Management Corporation Reports First Quarter 2016 Results

SAN JUAN, Puerto Rico, May 5, 2016 – Triple-S Management Corporation (NYSE:GTS), a leading managed care company in Puerto Rico, today announced consolidated revenues of $756.7 million and pro forma net income of $3.4 million, or $0.14 per diluted share, for the quarter ended March 31, 2016, versus $9 million, or 34 cents per share, a year ago.

Quarterly Consolidated Highlights

●	Consolidated operating revenues were $755.8 million, a 31.7% increase from last year, reflecting the change in the Medicaid contract from an administrative services only agreement to an at-risk model;
●	Consolidated operating income was $6.1 million;
●	Consolidated loss ratio was 84.9%;
●	Medical loss ratio (MLR) was 87.9%;
●	Net income was $3.4 million, or $0.14 per diluted share.

Roberto García-Rodríguez, President and Chief Executive Officer of Triple-S Management, said, “We are pleased with the steady operational improvement we have made in what remains a challenging Puerto Rico economy. In Medicare Advantage, we continue implementing strategies to address scheduled rate reductions and improve our Star ratings. On the Commercial front, our underwriting discipline has continued to serve us well, resulting in a further MLR decline. Medicaid is performing in line with our expectations and we are beginning rate negotiations for the upcoming contract year, which will become effective July 1.”

“We have made significant progress on the first phase of our multi-year strategic transformation. With our redesigned and unified leadership, we are now integrating our three Managed Care businesses and implementing our new clinical strategy to provide our members with access to high value, integrated care.”

Garcia-Rodriguez concluded, “Over the next two to three years, the lion’s share of our corporate resources will be funneled toward the growth of our core managed care business. Our management team is keenly focused on making disciplined capital allocation decisions that create significant long-term value for our shareholders. As we continue to gain better visibility of Puerto Rico’s fiscal and economic issues, we should be better positioned to resume providing guidance next year.”

Triple-S Management Corporation

Selected Consolidated Quarterly Details

●	Pro-forma net income was $3.4 million, or $0.14 per diluted share, decreasing 62.2% year over year, reflecting a higher Managed Care MLR.
●
Consolidated premiums earned were $738.5 million, up 38.7% from last year. The increase was principally due to the additional Managed Care premiums generated by the change in the Medicaid contract from an ASO to an at-risk model, which was effective April 1, 2015.

●	Administrative service fees fell 82.5% year over year, to $5.1 million, reflecting the change in the Medicaid delivery model mentioned above.
●
The consolidated loss ratio of 84.9% was up 370 basis points from a year ago. The increase reflects a higher Managed Care MLR, offset by respective declines of 400 basis points and 200 basis points in the loss ratio of the Property and Casualty and Life Insurance segments.

●
The consolidated operating expense ratio of 16.5% was 620 basis points lower than last year, largely due to the increase in consolidated premiums earned and the reduction in the number of regions in the Medicaid business from eight to two when the contract changed from an ASO to an at-risk model.

●	Triple-S Management repurchased 367,101 shares during the quarter. As of March 31, 2016, the Company has approximately $14.1 million remaining under the buyback program authorized in November 2015.

Selected Managed Care Segment Quarterly Details

●	Managed Care premiums earned were $678.7 million, up $206.2 million, or 43.6%, year over year, largely reflecting an increase in fully-insured membership.
o	Total Medicaid premiums were up $202.2 million as a result of the change to the new at-risk contract.
o	Commercial premiums were up 1.4% from a year ago, to $215.5 million, reflecting higher average premium rates, offset in part by a 4.6% decline in fully-insured member month enrollment.
o
Medicare premiums of $261.0 million grew 0.4% year over year, resulting from a 5% member month enrollment increase, offset by lower average premium rates reflecting the reduction in Medicare reimbursement.

●
Administrative service fees were down 79.1% year over year, to $6.3 million, reflecting the change in the Medicaid contract from an ASO to an at-risk model. Self-insured Commercial member month enrollment decreased 5% year over year.

●	Managed Care MLR of 87.9% was up 320 basis points from a year ago. The higher MLR largely reflects the following:
o
An increase in the Medicare MLR, due to the 2016 reimbursement rate decrease of approximately 5% and an additional $6 million in claims and related service costs related to a higher completion rate of HRAs compared with the first quarter last year.

o	The impact of the new Medicaid at-risk contract, which has a higher loss ratio.
o	A 40 basis point decrease in the Commercial MLR which includes, the impact of prior period favorable reserve developments.
Excluding the impact of prior-period reserve developments and other claim and premium adjustments, the Managed Care MLR increased 60 basis points.

Triple-S Management Corporation

Conference Call and Webcast

Management will host a conference call and webcast on May 5, 2016 at 9:00 a.m. Eastern Time to discuss its financial results for the three months ended March 31, 2016. To participate, callers within the U.S. and Canada should dial 1-855-327-6837 and international callers should dial 1-631-891-4304 about five minutes before the call.

To listen to the webcast, participants should visit the “Investor Relations” section of the Company’s Web site at www.triplesmanagement.com several minutes before the event is broadcast and follow the instructions provided to ensure they have the necessary audio application downloaded and installed. This program is provided at no charge to the user. An archived version of the call, also located on the “Investor Relations” section of Triple-S Management’s Web site, will be available about two hours after the call ends and for at least the following two weeks. This news release, along with other information relating to the call, will be available on the “Investor Relations” section of the Web site.

About Triple-S Management Corporation

Triple-S Management Corporation is an independent licensee of the Blue Cross Blue Shield Association. It is one of the leading players in the managed care industry in Puerto Rico. Triple-S Management has the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico, the U.S. Virgin Islands, and Costa Rica. With more than 50 years of experience in the industry, Triple-S Management offers a broad portfolio of managed care and related products in the Commercial, Medicare Advantage, and Medicaid markets under the Blue Cross Blue Shield marks. In addition to its managed care business, Triple-S Management provides non-Blue Cross Blue Shield branded life and property and casualty insurance in Puerto Rico. For more information about Triple-S Management, visit www.triplesmanagement.com or contact kwaller@allwayscommunicate.com.

Non-GAAP Financial Measures

This earnings release presents information about the Company’s pro-forma net income, which is a non-GAAP financial metric provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (GAAP). A reconciliation of pro-forma net income to net income, the most comparable GAAP financial measure, is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements

This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances. Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.

All forward-looking statements in this news release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties. Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC).

Triple-S Management Corporation

In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight. The following factors, if markedly different from the Company’s planning assumptions (either individually or in combination), could cause Triple-S Management’s results to differ materially from those expressed in any forward-looking statements shared here:

●	Trends in health care costs and utilization rates
●	Ability to secure sufficient premium rate increases
●	Competitor pricing below market trends of increasing costs
●	Re-estimates of policy and contract liabilities
●	Changes in government laws and regulations of managed care, life insurance or property and casualty insurance
●	Significant acquisitions or divestitures by major competitors
●	Introduction and use of new prescription drugs and technologies
●	A downgrade in the Company’s financial strength ratings
●	A downgrade in the Government of Puerto Rico’s debt
●	Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies
●	Ability to contract with providers consistent with past practice
●	Ability to successfully implement the Company’s disease management, utilization management and Star ratings programs
●	Ability to maintain Federal Employees, Medicare and Medicaid contracts
●	Volatility in the securities markets and investment losses and defaults
●	General economic downturns, major disasters, and epidemics

This list is not exhaustive. Management believes the forward-looking statements in this release are reasonable. However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition. In view of these uncertainties, investors should not place undue reliance on any forward-looking statements, which are based on current expectations. In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events.

Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.

Triple-S Management Corporation

Earnings Release Schedules and Supplementary Information

Condensed Consolidated Balance Sheets	Exhibit I

Condensed Consolidated Statements of Earnings	Exhibit II

Condensed Consolidated Statements of Cash Flows	Exhibit III

Segment Performance Supplemental Information	Exhibit IV

Reconciliation of Non-GAAP Financial Measures	Exhibit V

Triple-S Management Corporation

Exhibit I

Condensed Consolidated Balance Sheets
(Dollar amounts in thousands)
Unaudited

	March 31, 2016	December 31, 2015
Assets

Investments	$1,485,935	$1,341,546
Cash and cash equivalents	112,466	197,818
Premium and other receivables, net	316,802	282,646
Deferred policy acquisition costs and value of business acquired	187,560	190,648
Property and equipment, net	72,221	73,953
Other assets	144,874	119,534

Total assets	$2,319,858	$2,206,145

Liabilities and Equity

Policy liabilities and accruals	$1,117,202	$1,067,537
Accounts payable and accrued liabilities	302,323	254,925
Long-term borrowings	36,417	36,827

Total liabilities	1,455,942	1,359,289

Stockholders’ equity:
Common stock	24,750	24,999
Other stockholders’ equity	839,837	822,527

Total Triple-S Management Corporation stockholders’ equity	864,587	847,526

Non-controlling interest in consolidated subsidiary	(671)	(670)

Total stockholders’ equity	863,916	846,856

Total liabilities and equity	$2,319,858	$2,206,145

Triple-S Management Corporation

Exhibit II

Condensed Consolidated Statements of Earnings
(Dollar amounts in thousands, except per share data)
Unaudited

	For the Three Months Ended March 31,
	2016	2015
Revenues:
Premiums earned, net	$738,534	532,558
Administrative service fees	5,083	29,123
Net investment income	11,358	10,918
Other operating revenues	812	1,153

Total operating revenues	755,787	573,752

Net realized investment gains (losses):
Total other-than-temporary impairment losses on securities	-	(1,202)
Net realized gains, excluding other-than-temporary impairment losses on securities	58	7,415

Total net realized investment gains on sale of securities	58	6,213

Other income, net	875	1,759

Total revenues	756,720	581,724

Benefits and expenses:
Claims incurred	626,694	432,430
Operating expenses	122,980	127,375

Total operating costs	749,674	559,805

Interest expense	1,882	2,182

Total benefits and expenses	751,556	561,987

Income before taxes	5,164	19,737

Income taxes	1,709	4,931

Net income	3,455	14,806

Less: Net loss attributable to the non-controlling interest	1	30

Net income attributable to Triple-S Management Corporation	$3,456	$14,836

Earnings per share attributable to Triple-S Management Corporation:

Basic net income per share	$0.14	$0.56
Diluted net income per share	$0.14	$0.56

Triple-S Management Corporation

Exhibit III

Condensed Consolidated Statements of Cash Flows
(Dollar amounts in thousands)
Unaudited

	For the Three Months ended March 31,
	2016	2015

Net cash provided by operating activities	$31,260	$38,776

Cash flows from investing activities:
Proceeds from investments sold or matured:
Securities available for sale:
Fixed maturities sold	90,328	139,115
Fixed maturities matured/called	699	30,320
Equity securities sold	11,257	28,566
Acquisition of investments:
Securities available for sale:
Fixed maturities	(118,039)	(126,895)
Equity securities	(92,956)	(11,973)
Increase in other investments	(182)	(1,549)
Net disbursements for policy loans	(231)	(137)
Net capital expenditures	(1,465)	(1,463)

Net cash (used in) provided by investing activities	(110,589)	55,984

Cash flows from financing activities:
Change in outstanding checks in excess of bank balances	1,916	(2,428)
Repayments of long-term borrowings	(410)	(410)
Repurchase and retirement of common stock	(8,027)	(14,997)
Proceeds from policyholder deposits	3,403	3,047
Surrenders of policyholder deposits	(2,905)	(3,687)

Net cash used in financing activities	(6,023)	(18,475)

Net (decrease) increase in cash and cash equivalents	(85,352)	76,285

Cash and cash equivalents, beginning of period	197,818	110,037

Cash and cash equivalents, end of period	$112,466	$186,322

Triple-S Management Corporation

Exhibit IV

Segment Performance Supplemental Information

(Unaudited)	Three months ended March 31,
(dollar amounts in millions)	2016	2015	Percentage Change
Premiums earned, net:
Managed Care:
Commercial	$215.5	$212.5	1.4%
Medicare	261.0	260.0	0.4%
Medicaid	202.2	-	100%
Total Managed Care	678.7	472.5	43.6%
Life Insurance	39.1	37.8	3.4%
Property and Casualty	21.3	22.8	(6.6%)
Other	(0.6)	(0.5)	(20.0%)
Consolidated premiums earned, net	$738.5	$532.6	38.7%
Operating revenues: [1]
Managed Care	$688.5	$505.5	36.2%
Life Insurance	45.0	43.6	3.2%
Property and Casualty	23.2	24.9	(6.8%)
Other	(0.9)	(0.2)	(350.0%)
Consolidated operating revenues	$755.8	$573.8	31.7%
Operating income (loss): [2]
Managed Care	$(0.6)	$11.0	(105.5%)
Life Insurance	5.6	4.8	16.7%
Property and Casualty	2.1	1.5	40.0%
Other	(1.0)	(3.3)	(69.7%)
Consolidated operating income	$6.1	$14.0	(56.4%)
Operating margin: [3]
Managed Care	(0.1%)	2.2%	-230	bp
Life Insurance	12.4%	11.0%	140	bp
Property and Casualty	9.1%	6.0%	310	bp
Consolidated	0.8%	2.4%	-160	bp
Depreciation and amortization expense	$3.7	$4.2	(11.9%)

1 Operating revenues include premiums earned, net, administrative service fees and net investment income.
2 Operating income or loss include operating revenues minus operating costs.  Operating costs include claims incurred and operating expenses.
3 Operating margin is defined as operating income or loss divided by operating revenues.

Triple-S Management Corporation

Managed Care Additional Data	Three months ended March 31,
(Unaudited)	2016	2015

Member months enrollment:
Commercial:
Fully-insured	1,096,282	1,143,729
Self-insured	543,026	574,334
Total Commercial	1,639,308	1,718,063
Medicare Advantage	364,427	347,082
Medicaid:
Fully-insured	1,221,892	-
Self-insured	-	4,229,082
Total Medicaid	1,221,892	4,229,082
Total member months	3,225,627	6,294,227

Claim liabilities (in millions)	$381.4	$348.3
Days claim payable	58	58 *

Premium PMPM:
Managed Care	$253.00	$316.94
Commercial	196.57	185.80
Medicare Advantage	716.19	749.10
Medicaid	165.48	-

Medical loss ratio:	87.9%	84.7%
Commercial	82.8%	83.2%
Medicare Advantage	90.1%	85.8%
Medicaid	90.1%	-

Adjusted medical loss ratio: [1]	87.6%	87.0%
Commercial	80.9%	87.3%
Medicare Advantage	90.9%	86.5%
Medicaid	90.3%	-

Operating expense ratio:
Consolidated	16.5%	22.7%
Managed Care	13.5%	18.8%

*Information provided as of December 31, 2015.

1 The adjusted medical loss ratio accounts for subsequent adjustments to estimates, such as prior-period reserve developments and Medicare premium adjustments, and present them in the corresponding period.

Triple-S Management Corporation

Managed Care Membership by Segment
	As of March 31,
	2016	2015

Members:
Commercial:
Fully-insured	364,390	377,798
Self-insured	180,456	190,624
Total Commercial	544,846	568,422
Medicare Advantage	119,224	116,292
Medicaid:
Fully-insured	402,933	-
Self-insured	-	1,407,045
Total Medicaid	402,933	1,407,045
Total members	1,067,003	2,091,759

Triple-S Management Corporation

Exhibit V

Reconciliation of Non-GAAP Financial Measures

	Pro Forma Net Income
(Unaudited)	Three months ended March 31,
(dollar amounts in millions)	2016	2015

Net income	$3.4	$14.8
Less pro forma adjustments:
Net realized investment gains, net of tax	-	5.0
Private equity investment income, net of tax [1]	-	0.8
Pro forma net income	$3.4	$9.0
Diluted pro forma net income per share	$0.14	$0.34

Pro-forma net income is a non-GAAP financial metric and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.  Management believes that the use of pro-forma net income and pro-forma net income per share provides investors and management useful information about the earnings impact of realized investment gains and other non-recurring items impacting the Company’s results of operations.  This non-GAAP metric does not consider all of the items associated with the Company’s operations as determined in accordance with GAAP. As a result, one should not consider these measures in isolation.

1 The pro-forma net income for 2015 was modified to exclude income generated from private equity investments not under management’s control.

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